Exhibit 99(a)

For Release: 6:30 a.m. EDT, April 16, 2003	Contact: Paula M. Angelo (248) 813-2626 paula.m.angelo@delphi.com

DELPHI OVERCOMES RISING BENEFITS COSTS TO POST EARNINGS GAIN
Non-GM revenue reaches 37 percent of total sales for quarter

     TROY, Mich. — Delphi Corp. (NYSE: DPH) today reported Q1 2003 revenues of $7.2 billion, up from $6.7 billion for the same period in 2002. Earnings per share for the quarter were $0.23, compared to analyst consensus as reported on First Call of $0.22 per share. GAAP net income for the quarter was $127 million, compared to Q1 2002 pro forma net income of $123 million and GAAP net income of $(51) million.

     “We continued to face headwinds from pension and healthcare expenses, and were challenged by ongoing economic uncertainty that negatively affected the global automotive industry. Nevertheless, Delphi’s relentless focus on customer diversification, combined with leverage of our game-changing technologies and application of Lean principles to drive efficiencies throughout the enterprise, helped us achieve our targets,” said J.T. Battenberg III, Delphi’s chairman, president and chief executive officer.

2003 Q1 Financial Highlights

•	Revenue of $7.2 billion, up 7.4 percent from $6.7 billion in Q1 2002.

•	Non-GM business increased to 37 percent of Q1 revenues, compared to year-ago levels of 33 percent. Non-GM revenue for the quarter was $2.6 billion, up 19.2 percent from $2.2 billion in Q1 2002.

•	GM North American content per vehicle, at $2,761, benefited from favorable product mix.

•	Pension contributions of $350 million were made during the quarter.

•	GAAP net income of $127 million or $0.23 per share, compared to Q1 2002 pro forma net income of $123 million or $0.22 per share, and GAAP earnings of ($51) million or ($0.09) per share.

•	Operating cash flow was $152 million. (1)

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     “We were pleased with the growth in our non-GM sales for the quarter,” said Alan Dawes, Delphi vice chairman and chief financial officer. “New customer programs, including sales of our Delphi XM SKYFi satellite radio products and common rail diesel systems, along with continued strong demand in China and the strengthening of the Euro contributed to the 19.2 percent increase in Delphi’s non-GM revenues.

     The company maintained its track record of solid cash flow generation, producing $152 million in operating cash flow (1) for the quarter, in line with prior guidance. “Our cash flow resulted from sustained discipline in managing SG&A and discretionary capital expenditures. We’ve also tightly controlled the size of our global workforce, and continue to defer hiring in non-critical areas,” Dawes added.

New Organization Alignment Financial Reporting

     For the first time, Delphi reported financial results under a new organization alignment announced in October 2002 and effective on January 1, 2003. Its Automotive Holdings Group (AHG) reported 2001 and 2002 revenues of $3.7 billion and $3.6 billion respectively, and operating losses of ($248) million and ($375) million respectively. For Q1 2003, AHG generated revenues of $822 million, with associated operating losses of ($138) million.

     “We are continuing to aggressively attack costs, improve operational performance and work with our stakeholders to find solutions to employment issues rapidly and effectively, ahead of further revenue declines. Our goal is to increase cash flow and stem the decline of our earnings trajectory,” said James Bertrand, Delphi vice president and president, Delphi Safety & Interior Systems and Automotive Holdings Group.

Restructuring Plan and Portfolio Update

     Delphi completed its previously announced restructuring plans during Q1 2003. The company’s 2002 plan outlined the reduction of 6,100 positions through consolidation activities at more than 25 facilities in North America and Europe by March 2003. With completion of 2002 actions, the combined effect of Delphi’s 2001 and 2002 restructuring has reduced global employment by 17,540. The company also continued global footprint and product portfolio rationalization efforts, which resulted in sale, closure or consolidation of five facilities during Q1.

Other Q1 2003 Financial Activities

     On March 28, 2003, Delphi filed a registration with the Securities and Exchange Commission for the sale of $300 million ($345 million if the underwriters’ over allotment option is exercised in full) of preferred stock. Delphi will issue the securities through its newly created subsidiary, Delphi Properties, Inc., a real estate investment trust (REIT). Proceeds from the sale of the preferred stock offering are intended for general corporate purposes, which may

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include voluntary contributions to its pension plans. Following the registration, Delphi expects to complete the offering during the second quarter; however, actual timing will depend on SEC approval and market conditions.

     During Q1 2003, Delphi entered into a domestic accounts receivable securitization facility agreement for certain trade receivables that will supplement short-term funding alternatives. To date, Delphi has sold $450 million of receivables through this agreement. “The financing costs of this facility agreement are competitive with commercial paper rates, thereby providing an attractive source of short-term financing,” Dawes pointed out.

2003 Q1 Business Highlights

     Throughout the quarter, Delphi acquired new business and received accolades for technology leadership and customer satisfaction. Highlights for Q1 2003 include:

•	Electrical/electronic distribution systems (E/EDS) — Delphi won significant E/EDS vehicle program content totaling $2.7 billion in revenue for the life of the contracts, which support 17 automotive and heavy-truck manufacturers. Most contracts begin in model years 2005 and 2006.

•	Commercial vehicles — Delphi expanded its presence in commercial vehicles, winning new business with Kenworth to provide audio systems for use in their 2003 models. The company also named PANA-PACIFIC a new distributor of audio products for the heavy-duty truck market, including premium receivers, satellite radios, speakers, subwoofers, amplifiers and the Truck Productivity Center (Truck PC). These new contracts build on solid 2002 commercial vehicle revenues of $700 million.

•	Expanding business globally with Toyota — Delphi announced two new contracts for Toyota India Corolla halfshafts and Camry Australia rack and pinion steering gears for 2003 vehicle models. This new business further solidifies Delphi’s strong relationship with Toyota. It expands upon more than $477 million in previously booked business for 2002 production models, for which Delphi supplies steering columns and indirectly supplies manual rack and pinion steering gears for electric power steering.

•	New steering column business with Ford Motor Company — Delphi strengthened its position as a leader in the global steering column market by winning a new business contract with Ford. Delphi will supply steering columns for the 2004 Ford F-150 truck series, America’s best selling vehicle for two decades. This new business represents Delphi’s first steering column application with Ford.

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•	Continued quality and manufacturing excellence — Throughout Q1 2003, Delphi received several industry and customer accolades, including an Automotive News PACETM Award for its MagneRideTM suspension technology and a GM Supplier of the Year Award for the European Operations of Delphi Packard Electric. Additionally, four Delphi facilities received the 2003 Shingo Prize for Manufacturing Excellence, bringing the company’s total for this award to 12 — more than any other company in Shingo’s history.

Q2 2003 Outlook

     Dawes said Q2 2003 revenue is expected to range between $7.0 billion and $7.3 billion. “Net income is expected to range from $160 to $200 million in the quarter, with operating cash flow forecast between $300 and $400 million,” he said. (1,2)

Sales Outlook Through 2005

     Delphi’s total sales for CY 2003 are estimated at $28.0 billion. Sales to customers other than GM are expected to be $10.8 billion, or 39 percent of total sales. Total annual sales, based on organic growth plans, are expected to rise from $28.0 billion in 2003 to $29.4 billion in 2005 and sales to customers other than GM are expected to grow 14 percent annually through 2005. Forecasts are based on the company’s revenue backlog through 2005, which is subject to exchange rates and production volumes.

     “We are very optimistic that our target of having a single customer account for no more than half of Delphi’s revenue is realistic and within reach,” Dawes noted. “We believe global growth with non-GM customers will offset our anticipated reduction in GM business,” he added.

Additional Information

     Additional information concerning Delphi’s Q1 2003 results and sales outlook is available through the Investor Relations’ page of Delphi’s website at www.delphi.com, and in Delphi’s first quarter Form 10-Q, scheduled to be filed with the Securities and Exchange Commission later today.

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About Delphi

     For more information about Delphi, visit www.delphi.com.

(1)	See Highlights for reconciliation to GAAP cash flows from operations.

(2)	Before $250 million of pension contributions and after approximately $250 million of capital expenditures.

All statements contained or incorporated in this press release which address operating performance, events or developments that we expect or anticipate may occur in the future (including statements relating to future sales or earnings expectations, savings expected as a result of our global restructurings or other initiatives, portfolio restructuring plans, volume growth, awarded sales contracts and earnings per share expectations or statements expressing general optimism about future operating results) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events. Important factors, risks and uncertainties which may cause actual results to differ from those expressed in our forward-looking statements are discussed in detail in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2002. In particular, the achievement of projected levels of revenue, earnings, cash flow and debt levels will depend on our ability to execute our portfolio and other global restructuring plans in a manner which satisfactorily addresses any resultant antitrust or labor issues and customer concerns, any contingent liabilities related to divestitures or integration costs associated with acquisitions, and other matters; the success of our efforts to diversify our customer base and still maintain existing GM business; the continued protection and exploitation of our intellectual property to develop new products and enter new markets; and our ability to capture expected benefits of our cost reduction initiatives so as to maintain flexibility to respond to adverse and cyclical changes in general economic conditions and in the automotive industry in each market we operate, including customer cost reduction initiatives, potential increases in warranty costs, pension contributions, healthcare costs, disruptions in the labor, commodities or transportation markets caused by terrorism or war and other changes in the political and regulatory environments where we do business. Delphi does not intend or assume any obligation to update any of these forward-looking statements.

HIGHLIGHTS (PRO FORMA RESULTS)

Three months ended March 31, 2003 vs. three months ended March 31, 2002 comparison.

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

	Three Months Ended
	March 31,

	2003	2002

	(in millions, except per share amounts)
Net sales:
General Motors and affiliates	$4,555	$4,484
Other customers	2,627	2,204

Total net sales	7,182	6,688
Less operating expenses:
Cost of sales, excluding items listed below	6,312	5,852	(a	)
Selling, general and administrative	389	362
Depreciation and amortization	253	244

Operating income	228	230	(a	)
Less interest expense	45	48
Other income, net	2	10

Income before income taxes	185	192	(a	)
Less income tax expense	58	69	(a	)

Net income	$127	$123	(a	)

Gross margin	12.1%	12.5%	(a	)
Operating income margin	3.2%	3.4%	(a	)
Net income margin	1.8%	1.8%	(a	)
Basic and diluted earnings per share, 560 million shares outstanding in 2003 and 560 million (basic) and 567 million (diluted) shares outstanding, respectively, in 2002	$0.23	$0.22	(a	)

(a)	Excludes the net restructuring and product line charges of $262 million ($174 million after-tax) of which $37 million was included in cost of sales. Including these items, cost of sales was $5,889 million, operating loss was $32 million, loss before income taxes was $70 million, income tax benefit was $19 million, net loss was $51 million and basic and diluted loss per share was $0.09.

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HIGHLIGHTS (PRO FORMA RESULTS)

SECTOR FINANCIAL RESULTS

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

	Three Months Ended March 31,

			2003	2002
	2003	2002	Operating	Operating
Sector	Sales	Sales	Income	Income

		(in millions)
Dynamics, Propulsion & Thermal	$3,263	$3,079	$120	$98	(a	)
Electrical, Electronics, Safety & Interior	3,612	3,265	260	240	(a	)
Automotive Holdings Group	822	896	(138)	(95)	(a	)
Other	(515)	(552)	(14)	(13)	(a	)

Total	$7,182	$6,688	$228	$230	(a	)

(a)	Excludes the first quarter 2002 net restructuring and generator product line charges of $262 million with $78 million for Dynamics, Propulsion & Thermal, $64 million for Electrical, Electronics, Safety & Interior, $104 million for Automotive Holdings Group and $16 million for Other.

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HIGHLIGHTS (PRO FORMA RESULTS)

LIQUIDITY AND CAPITAL RESOURCES

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

BALANCE SHEET DATA:
(in millions)

	March 31,			December 31,
	2003			2002

Cash and cash equivalents	$755			$1,014
Debt	2,730	(a	)	2,766	(a	)

Net liquidity	$(1,975)	(a	)	$(1,752)	(a	)

Total stockholders’ equity	$1,440	(b	)	$1,279	(b	)

RECONCILIATION OF FIRST QUARTER 2003 NET LIQUIDITY:
(in millions)

Net liquidity at December 31, 2002		$(1,752)
Net income	$127
Depreciation and amortization	253
Capital expenditures	(221)
Other, net	(7)

Operating cash flow		152	(c	)
Pension contribution		(350)
Cash paid for restructuring and product line charges		(24)
Dividends and other non-operating		(1)

Net liquidity at March 31, 2003		$(1,975)

(a)	Our debt and net liquidity as of March 31, 2003 and December 31, 2002 exclude sales of accounts receivable accounted for off-balance sheet.

(b)	Includes after-tax minimum pension liability adjustments to equity of $2,098 million at March 31, 2003 and December 31, 2002, respectively. Excluding these adjustments, stockholders’ equity would have been $3,538 million and $3,377 million as of March 31, 2003, and December 31, 2002, respectively.

(c)	A reconciliation to cash provided by operations as shown on our Statement of Cash Flows is as follows:

Operating cash flow	$152
Capital expenditures	221
Increase in sales of accounts receivable	5
Pension contribution	(350)
Cash paid for restructuring	(24)

Cash provided by operations	$4

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HIGHLIGHTS (PRO FORMA RESULTS)

SECTOR FINANCIAL RESULTS FOR 2002 AND 2001

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

Effective January 1, 2003 we realigned our business sectors. The data below is our financial information for the years ended December 31, 2002 and 2001 on the realigned basis.

	Year Ended December 31,

			2002		2001
	2002	2001	Operating		Operating
Sector	Sales	Sales	Income		Income

		(in millions)
Dynamics, Propulsion & Thermal	$12,475	$11,925	$413	(a)	$175	(b)	(c)
Electrical, Electronics, Safety & Interior	13,632	12,705	972	(a)	695	(b)	(c)
Automotive Holdings Group	3,550	3,744	(375)	(a)	(248)	(b)
Other	(2,230)	(2,286)	(58)	(a)	(69)	(b)

Total	$27,427	$26,088	$952	(a)	$553	(b)	(c)

(a)	Excludes the first quarter 2002 net restructuring and generator product line charges of $262 million with $78 million for Dynamics, Propulsion & Thermal, $64 million for Electrical, Electronics, Safety & Interior, $104 million for Automotive Holdings Group and $16 million for Other.

(b)	Excludes the first quarter 2001 restructuring and asset impairment charges of $599 million and the fourth quarter 2001 product line impairment and other charges of $203 million with $310 million for Dynamics, Propulsion & Thermal, $189 million for Electrical, Electronics, Safety & Interior, $277 million for Automotive Holdings Group and $26 million for Other.

(c)	Excludes goodwill amortization for 2001 of $35 million with $20 million for Dynamics, Propulsion & Thermal and $15 million for Electrical, Electronics, Safety & Interior.

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CONSOLIDATED STATEMENTS OF INCOME (a)

	Three Months Ended March 31,

	2003	2002

	(in millions, except per share amounts)
Net sales:
General Motors and affiliates	$4,555	$4,484
Other customers	2,627	2,204

Total net sales	7,182	6,688

Operating expenses:
Cost of sales, excluding items listed below	6,312	5,889
Selling, general and administrative	389	362
Depreciation and amortization	253	244
Restructuring	—	225

Total operating expenses	6,954	6,720

Operating income (loss)	228	(32)
Less interest expense	45	48
Other income, net	2	10

Income (loss) before income taxes	185	(70)
Income tax expense (benefit)	58	(19)

Net income (loss)	$127	$(51)

Basic and diluted earnings (loss) per share	$0.23	$(0.09)

(a)	Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

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CONSOLIDATED BALANCE SHEETS (a)

	March 31,	December 31,
	2003	2002

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$755	$1,014
Accounts receivable, net:
General Motors and affiliates	2,954	2,304
Other customers	1,516	1,712
Inventories, net	1,765	1,769
Deferred income taxes	493	502
Prepaid expenses and other	173	241

Total current assets	7,656	7,542
Long-term assets:
Property, net	5,912	5,944
Deferred income taxes	3,652	3,649
Goodwill, net	707	699
Other	1,474	1,482

Total assets	$19,401	$19,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$648	$682
Accounts payable	3,202	3,060
Accrued liabilities	1,982	2,118

Total current liabilities	5,832	5,860
Long-term liabilities:
Long-term debt	2,082	2,084
Pension benefits	3,440	3,568
Postretirement benefits other than pensions	5,269	5,120
Other	1,338	1,405

Total liabilities	17,961	18,037

Stockholders’ equity:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued in 2003 and 2002	6	6
Additional paid-in capital	2,459	2,445
Retained earnings	1,618	1,530
Accumulated other comprehensive loss:
Minimum pension liability	(2,098)	(2,098)
All other components	(469)	(493)
Treasury stock, at cost	(76)	(111)

Total stockholders’ equity	1,440	1,279

Total liabilities and stockholders’ equity	$19,401	$19,316

(a)	Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

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CONSOLIDATED STATEMENTS OF CASH FLOWS (a)

	Three Months Ended
	March 31,

	2003	2002

	(in millions)
Cash flows from operating activities:
Net income (loss)	$127	$(51)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	253	244
Deferred income taxes	3	(37)
Restructuring	—	225
Changes in operating assets and liabilities:
Accounts receivable, net	(474)	(523)
Inventories, net	1	23
Prepaid expenses and other	68	(31)
Accounts payable	153	263
Restructuring obligations	(24)	(174)
Accrued liabilities	(101)	87
Other long-term liabilities	16	181
Other	(18)	13

Net cash provided by operating activities	4	220

Cash flows from investing activities:
Capital expenditures	(221)	(209)
Other	27	16

Net cash used in investing activities	(194)	(193)

Cash flows from financing activities:
Net repayments of borrowings under credit facilities and other debt	(36)	(50)
Dividend payments	(39)	(39)
Issuance of treasury stock, net	1	9

Net cash used in financing activities	(74)	(80)

Effect of exchange rate fluctuations on cash and cash equivalents	5	(7)

Decrease in cash and cash equivalents	(259)	(60)
Cash and cash equivalents at beginning of period	1,014	757

Cash and cash equivalents at end of period	$755	$697

(a)	Prepared in accordance with accounting principles generally accepted in the United States of America, on an unaudited basis.

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